Exhibit 10.11

Execution Version

RELEASE UNDER CANADIAN PURCHASE AND SALE AGREEMENT

This RELEASE UNDER CANADIAN PURCHASE AND SALE AGREEMENT (this “Release”), dated as of October 16, 2023, is among NCR CANADA RECEIVABLES LP, an Ontario limited partnership, by its sole general partner, NCR CANADA RECEIVABLES GP CORP., an Ontario corporation (the “Buyer”), NCR CANADA CORP. (“NCR”), a Nova Scotia unlimited company, as initial servicer and as an originator (the “Remaining Originator”), and CARDTRONICS CANADA HOLDINGS INC., an Alberta corporation (“Cardtronics” and the “Released Originator”).

RECITALS

1. The Buyer, the Remaining Originator and the Released Originator are parties to that certain Canadian Purchase and Sale Agreement, dated as of September 30, 2021, as amended by that certain Joinder and Amendment Agreement dated as of September 1, 2023 (as further amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2. The Released Originator is being released from its obligations as an Originator under the Agreement as of the date hereof.

3. Concurrently herewith, the Buyer and the Servicer are entering into that certain Seventh Amendment to Receivables Purchase Agreement, dated as of the date hereof (the “Receivables Purchase Agreement Amendment”), among the Buyer, NCR Receivables LLC, the Servicers, the Purchasers and Group Agents party thereto, the Administrative Agent and the Structuring Agent.

4. Concurrently herewith, the Buyer, the Released Originator, the Administrative Agent and each Purchaser are entering into an Assignment Agreement (Canada) and the Buyer and the Released Originator are entering into a Reassignment Agreement (Quebec), each dated as of the date hereof (collectively, the “Assignment Agreements”), pursuant to which (i) the Administrative Agent and each Purchaser will release any interest held by it in the Transferred Property (as defined in the Assignment Agreement) and (ii) the Buyer will assign the Transferred Property (as defined in the Assignment Agreements) to the Released Originator.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definition. Capitalized terms used in this Release and not otherwise defined herein shall have the meanings assigned thereto in, or by reference in, the Agreement.

SECTION 2. Release of Released Originator. The parties hereto hereby agree that effective as of the date hereof, the Released Originator (a) shall no longer be party to the Agreement or any other Transaction Document (other than this Release) and shall no longer have any obligations, liabilities or rights thereunder, in each case, except to the limited extent of their obligations under this Release, (b) shall no longer sell any Receivables or Related Rights to Buyer pursuant to the Agreement or otherwise and (c) is hereby irrevocably released and forever discharged by the other parties hereto from any and all known and unknown claims, obligations, demands, actions, causes of action, rights, liabilities, damages, costs, expenses and compensation, whether arising under contract, common law or statute, which any other party now has or may have, or which were or could have been made in any way arising out of, arising as a result of, related to, with respect to or in connection with or based in whole or in part on the Agreement or any other Transaction Document.

SECTION 3. Assignment and Assumption of Obligations and Liabilities of Released Originator. Effective immediately prior to the releases provided in favour of the Released Originator pursuant to Section 2 above, the Released Originator hereby assigns to the Remaining Originator, and the Remaining Originator hereby accepts and assumes, all of the Released Originator’s obligations and liabilities (including the indemnity obligations under Section 9.1 of the Agreement) under the Agreement and each of the other Transaction Documents of the Released Originators (other than any obligations and liabilities of the Released Originators under Sections 4 and 17 of this Release).

SECTION 4. Termination of Subordinated Note. The Released Originator represents and warrants to the other parties hereto that the Subordinated Note made by the Buyer to the Released Originator (the “Released Originator Note”) is not subject to any Adverse Claims. The Released Originator acknowledges and agrees that all of the Buyer’s outstanding obligations (including, any payment obligation) under the Released Originator Note have been fully paid and performed on or prior to the date hereof. The Buyer and the Released Originator hereby agree that the Released Originator Note is hereby terminated and shall be of no further force or effect.

SECTION 5. Acknowledgements and Agreements.

(a) Each reference to the Released Originator, “Cardtronics Canada Holdings Inc.” or words to that effect set forth in the Agreement or any other Transaction Document are hereby removed in their entirety and shall have no further force or effect.

(b) To the extent that any consent of any party hereto, in any capacity, is required under any other agreement to which it is a party for any of the transactions to be effected hereby, such party hereby grants such consent and waives any notice requirements or condition precedent to the effectiveness of any such transactions set forth in any agreement to which it is a party that has not been satisfied as of the date hereof (other than any requirements or conditions precedent set forth in this Release).

SECTION 6. Authorization to File Financing Statements. In furtherance of the transactions contemplated by this Release, the Administrative Agent, for itself and each Purchaser, hereby authorizes, upon the effectiveness of this Release, the filing of one or more PPSA discharges in the form of Exhibit A hereto.

SECTION 7. Representations and Warranties. Each of the Remaining Originator and Buyer hereby represents and warrants to each of the other parties hereto as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Transaction Documents (including the Agreement) are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).

(b) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Release and the other Transaction Documents to which it is a party and (B) perform its obligations under this Release, the Agreement and the other Transaction Documents to which it is a party and (ii) the execution, delivery and performance of, and the consummation of the transactions provided for in this Release, the Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary limited company, limited partnership or corporate action, as applicable.

(c) Binding Obligations. This Release, the Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of such Person, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d) No Termination. No Termination Event, Unmatured Termination Event, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event would result from the transactions contemplated by this Release or the Assignment Agreements.

SECTION 8. Conditions to Effectiveness. This Release shall become effective as of the date hereof and concurrently with the effectiveness of the Receivables Purchase Agreement Amendment, upon (i) receipt by the Administrative Agent of counterparts of this Release and the Assignment Agreements (whether by facsimile or otherwise) executed by each of the parties hereto and thereto and (ii) the cancellation and return to the Buyer (with a copy to the Administrative Agent) of the Released Originator Note.

SECTION 9. Ratification. The Agreement is hereby ratified and confirmed in all respects by the Remaining Originator and the Buyer, and all of its provisions shall remain in full force and effect. This Release shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 10. Counterparts. This Release may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 11. GOVERNING LAW. THIS RELEASE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

SECTION 12. Section Headings. The various headings of this Release are included for convenience only and shall not affect the meaning or interpretation of this Release, the Agreement or any provision hereof or thereof..

SECTION 13. Transaction Document. This Release shall be a Transaction Document for purposes of the Receivables Purchase Agreement.

SECTION 14. Successors and Assigns. This Release shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 15. Further Assurances. Each of the Buyer, the Remaining Originator, the Administrative Agent, each Purchaser and each Group Agent hereby agrees to do, at the Buyer’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Released Originator may reasonably request in order to give full effect to the transactions contemplated by this Release and the documents, instruments and agreements executed in connection herewith.

SECTION 16. Severability. Any provisions of this Release which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 17. No Proceeding. The Released Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding for at least one year and one day following the Final Payout Date. The agreements in this Section 17 shall survive any termination of this Release, the Agreement or the Receivables Purchase Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Release as of the date first written above.

REMAINING ORIGINATOR:

NCR CANADA CORP.

By:	/s/ Neil Boyd
Name: Neil Boyd
Title: Director

RELEASED ORIGINATOR:

CARDTRONICS CANADA HOLDINGS INC.

By:	/s/ Giovanni Locandro
Name: Giovanni Locandro
Title: Director

BUYER:

NCR CANADA RECEIVABLES LP, by its general partner, NCR CANADA RECEIVABLES GP CORP.

By:	/s/ Vladimir Samoylenko
Name: Vladimir Samoylenko
Title: Director

S-1	Release Under Canadian PSA

Consented and Agreed:

NCR CANADA CORP., as Servicer

By:	/s/ Neil Boyd
Name: Neil Boyd
Title: Director

S-2	Release Under Canadian PSA

PNC BANK, NATIONAL ASSOCIATION, as a Group Agent and as Administrative Agent

By:	/s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

S-3	Release Under Canadian PSA

MUFG BANK, LTD., as a Group Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

S-4	Release Under Canadian PSA